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                                                                      EXHIBIT 23


          [Letterhead of Singer, Lewak, Greenbaum & Goldstein, L.L.P.]




               Consent of Independent Certified Public Accountants




We have issued our report dated December 15, 1999, accompanying the consolidated financial statements and schedule included in the Annual Report of Certron Corporation and subsidiary on Form 10-K for the year ended October 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Certron Corporation and subsidiary on Form S-8 (File No. 33-27930).

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
January 21, 2000